As filed with the Securities and Exchange Commission on July 16, 1996
                                                       Registration No.33-
- ---------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ----------------------

                           XECHEM INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



               Delaware                              22-3284803
    (State or other jurisdiction of        (I.R.S. Employer Identification
    incorporation or organization)                     Number)




                                100 Jersey Avenue
                              Building B, Suite 310
                             New Brunswick, NJ 08901
                                 (908) 247-3300
               (Address of principal executive offices) (Zip code)

                     Amended and Restated Stock Option Plan
                            (Full title of the plan)

                              Dr. Ramesh C. Pandey
                                    President
                                100 Jersey Avenue
                              Building B, Suite 310
                             New Brunswick, NJ 08901
                                 (908) 247-3300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                        ---------------------------------

                                   Copies to:
                           Michael H. Margulis, Esq.
                           Duane, Morris & Heckscher
                                  Suite 2125
                             122 East 42nd Street
                           New York, New York 10168
                                (212) 499-0414
                       ---------------------------------

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

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                        CALCULATION OF REGISTRATION FEE


Title of securitieAmounteto be  Proposed maximuProposed maximum   Amount of
registered         registered   offering price aggregate offerinregistration
                                 per share (1)    price (1)          fee
Common Stock, pa200,000 shares (2)  $ 1.00        $ 200,000        $ 68.97
                                    ------        ---------        -------
value $0.00001 per
share
==============================================================================

(1) Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock on July 12, 1996 as reported by NASDAQ, pursuant to Rules 457(c) and (h).

(2) Represents additional shares registered under this Registration Statement. 200,000 shares were previously registered under
Registration Statement File No. 33-87034 filed on December 6, 1994 and an additional 200,000 shares were registered under Registration Statement File No. 33-93300 filed on June 9, 1995.






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                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The contents of the Registration Statements on Form S-8 (File Nos. 33-87034
 and 33-93300) previously filed are incorporated by reference.


      Item 8.  Exhibits.

            5     Opinion of Duane, Morris & Heckscher

            23.1  Consent of Moore Stephens, P.C.  (included on Page II-2).

            23.2  Consent of Duane, Morris & Heckscher (included in Exhibit 5).

            24    Powers of Attorney.*

- -------------------------------
* Previously filed







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                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Brunswick, State of New Jersey, on July 12, 1996.

                                          XECHEM INTERNATIONAL, INC.

                                          By:      /s/ Ramesh C. Pandey
                                                Ramesh C. Pandey
                                                President

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




   Signatures                Title                                       Date


   /s/ Dr. Ramesh C. Pandey  Chairman of the Board of Directors     July 12,1996
   ------------------------  Chief Executive Officer (Principal Executive
     DR. Ramesh c. Pandey    Officer), and Director


   /s/ Leonard A. Mudry     Vice President - Finance and Operations July 12,1996
   ------------------------                              -
   Leonard A. Mudry         (Principal Financial and Accounting
                            Officer)


   /s/ Dr. Brian Arenare     Director                              July 12, 1996
   ----------------------
   Dr. Brian Arenare


   /s/ Lester A. Mitscher    Director                              July 12, 1996
   ---------------------
    Lester A. Mitscher








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                    CONSENT OF MORTENSON & ASSOCIATES, P.C.

      We consent to the reference to our firm under the caption AExperts@ and to the incorporation by reference of our report dated April 1, 1996 with respect to the financial statements of Xechem International, Inc. in the Registration Statement (Form S-8).


Cranford, New Jersey                                        MOORE STEPHENS, P.C.
July 12, 1996                                       Certified Public Accountants






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                                                                     EXHIBIT 5

                            DUANE, MORRIS & HECKSCHER
                                Attorneys At Law
                                   Suite 2125
                              122 East 42nd Street
                            New York, New York 10168
                                 (212) 499-0410


                                                July 12, 1996






Xechem International, Inc.
100 Jersey Avenue
Building B, Suite 310
New Brunswick, NJ 08901

Dear Sirs:

      We are acting as counsel to Xechem International, Inc., a Delaware corporation (the ACompany@), in connection with the Registration Statement on Form S-8 (the ARegistration Statement@) filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the AAct@), relating to the registration of 600,000 shares (the AShares@) of Common Stock, par value $0.00001 per share, of the Company. The Shares are to be issued by the Company upon exercise of options (the AOptions@) which have been or may hereafter be granted to certain employees of the Company pursuant to the Company=s Amended and Restated Stock Option Plan (the APlan@).

      As such counsel, we have participated in the preparation of the Registration Statement, and have reviewed the corporate proceedings in connection with the adoption of the Plan. We also have examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements, and instruments relating to the Company, and certificates of public officials and of representatives of the Company, have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for the rendering of this opinion.

      Based upon, and subject to, the foregoing, we are of the opinion that (i) the Shares issuable upon exercise of currently outstanding Options are duly authorized, (ii) the Shares issuable upon exercise of Options hereafter granted shall be duly authorized when the Board of Directors of the Company, or a committee thereof then authorized to administer the Plan, shall have authorized the grant of such Options and the issuance of Shares upon exercise thereof, and
(iii) upon exercise of the Options in accordance with the terms of the Plan and such Options against payment of the exercise price thereunder, and assuming due authorization in the case of Options hereafter granted, compliance with applicable securities laws, and no change in the applicable law or pertinent facts, the Shares issued on such exercise will be validly issued, fully paid, and non-assessable.

      We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,

                                          DUANE, MORRIS & HECKSCHER






Dated:  July 12, 1996
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